Exhibit 10.34

FIRST REFINANCING AMENDMENT dated as of February 11, 2011 (this “Amendment”), to the Credit Agreement (as defined below) among Igloo Intermediate Corporation, as Holdings (“Holdings”), Interactive Data Corporation, as Borrower (the “Borrower”), the Lenders party hereto and Bank of America, N.A., as Administrative Agent.

RECITALS

A. Holdings, the Borrower, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), are party to that certain Credit Agreement dated as of July 29, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Credit Agreement permits the Borrower to obtain Credit Agreement Refinancing Indebtedness from any Lender or Additional Lender in respect of all or any portion of the Term Loans outstanding under the Credit Agreement in the form of Other Term Loans and Other Term Commitments pursuant to a Refinancing Amendment.

C. On the First Refinancing Amendment Effective Date (as defined below), the Borrower intends to (i) incur additional Term Loans pursuant to Sections 2.21 and 9.02 of the Credit Agreement in an aggregate principal amount of up to $1,345,000,000 (the “Term B Loans”) and (ii) use the proceeds of the Term B Loans to repay all Term Loans outstanding immediately prior to the First Refinancing Amendment Effective Date (the “Original Term Loans”) and accrued interest thereon and to pay fees and expenses incurred in connection with the foregoing.

D. Subject to the terms and conditions set forth herein, each Person party hereto who has delivered a signature page as a Lender agreeing to provide Term B Loans (each such Person who is a Term Lender holding Original Term Loans immediately prior to the effectiveness of this Amendment, a “Continuing Term B Lender”; each such Person who is not a Continuing Term B Lender, an “Additional Term B Lender”; and each Continuing Term B Lender and Additional Term B Lender, a “Term B Lender”) has agreed to provide a commitment (the “Term B Commitment”) in the amount set forth on its signature page hereto (or to convert its Original Term Loans in such principal amount into Term B Loans (such converted Term B Loans, the “Converted Term Loans” and any such conversion of Original Term Loans into Term B Loans being referred to herein as a “Conversion”)). Any Lender holding Original Term Loans immediately prior to the effectiveness of this Amendment that is not a Term B Lender is referred to herein as an “Exiting Term Lender”.

E. In order to effect the foregoing, Holdings, the Borrower and the other parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein. This Amendment includes (i) a Refinancing Amendment contemplated by Section 2.21 of the Credit Agreement to provide for the Term B Loans, which is subject to the approval of Holdings, the Borrower, the Administrative Agent and the Term B Lenders, and portions of which will become effective only on the First Refinancing Amendment Effective Date and (ii) certain other amendments and waivers to the Credit Agreement that are subject to the approval of Holdings, the Borrower and the Required Lenders and that will become effective when such approvals are obtained (the “Additional Amendment”), in each case as set forth herein.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, the Borrower, the Term B Lenders, the Administrative Agent and the Required Lenders hereby agree as follows:

ARTICLE I.

Refinancing Amendment

SECTION 1.01. Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

SECTION 1.02. Term B Commitments. (a) Subject to the terms and conditions set forth herein, on the First Refinancing Amendment Effective Date, each Additional Term B Lender agrees to fund a Term B Loan in a principal amount not exceeding such Additional Term B Lender’s Term B Commitment set forth on its signature page hereto.

(b) Subject to the terms and conditions set forth herein, on the First Refinancing Amendment Effective Date, each Continuing Term B Lender agrees to (i) fund a Term B Loan or (ii) if such Continuing Term B Lender has given the Administrative Agent at least three Business Day’s notice that it desires to convert all or a portion of its Original Term Loans into Converted Term Loans, convert all or portion of its Original Term Loans into Term B Loans (not exceeding the principal amount of such Continuing Term B Lender’s Term B Commitment), so that the aggregate principal amount of such funded Term B Loan and such Converted Term Loans equals such Continuing Term B Lender’s Term B Commitment. Without limiting the generality of the foregoing, each Continuing Term B Lender shall have a commitment to fund a Term B Loan, or acquire by Conversion, Converted Term Loans in the amounts set forth opposite on its signature page hereto. Each party hereto acknowledges and agrees that notwithstanding any such Conversion, each such Continuing Term B Lender shall be entitled to receive payment on the First Refinancing Amendment Effective Date of the unpaid fees and interest accrued to such date, and any amounts payable pursuant to Section 2.11(a)(i) and Section 2.12 of the Credit Agreement, with respect to all of its Original Term Loans.

(c) Each Lender, by delivering its signature page to this Amendment and funding, or converting its Original Term Loans into, Term B Loans on the First Refinancing Amendment Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, the Additional Amendments (such consent and approval effective as of the First Refinancing Amendment Effective Date), each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Class of Lenders on the First Refinancing Amendment Effective Date. The commitments of the Term B Lenders are several, and no Term B Lender shall be responsible for any other Term B Lender’s failure to make Term B Loans.

(d) Subject to the terms and conditions set forth herein, pursuant to Section 2.21 of the Credit Agreement, effective as of the First Refinancing Amendment Effective Date, for all purposes of the Loan Documents, (i) the Term B Commitments shall constitute “Term Commitments” and “Other Term Commitments”, (ii) the Term B Loans shall constitute “Term Loans” and “Other Term Loans” and (iii) each Term B Lender shall become an “Additional Term Lender”, “Additional Lender”, a “Term Lender” and a “Lender” (if such Term B Lender is not already a Term Lender or Lender prior to the effectiveness of this Amendment) and shall have all the rights and obligations of a Lender holding a Term Loan Commitment (or, following the making of a Term B Loan, a Term Loan).

(e) The Original Term Loans of each Continuing Term B Lender (to the extent not converted to a Term B Loan pursuant to Section 1.02(b) of this Amendment) and of each Exiting Term Lender shall, immediately upon the effectiveness of this Amendment, be repaid in full (together with any unpaid fees and interest accrued thereon (including funding losses payable to any Exiting Term Lenders pursuant to Section 2.16 of the Credit Agreement)) with the proceeds of the Term B Loans and other funds available to the Borrower. The Borrower shall, on the First Refinancing Amendment Effective Date, pay to the Administrative Agent, for the accounts of the Persons that are Term Lenders immediately prior to the First Refinancing Amendment Effective Date, all interest, fees and other amounts (including under Section 2.11(a)(i) of the Credit Agreement) accrued to the First Refinancing Amendment Effective Date with respect to the Original Term Loans, whether or not such Original Term Loans are converted pursuant to Section 1.02(b) of this Amendment.

(f) Each Lender party hereto (including each Continuing Term B Lender) waives (i) any right to compensation for losses, expenses or liabilities incurred by such Lender to which it may otherwise have been entitled pursuant to Section 2.16 of the Credit Agreement in respect of the transactions contemplated hereby, (ii) solely in respect of the prepayment of Original Term Loans and the making of (or conversion into) Term B Loans, as contemplated hereby, compliance with the requirements set forth in (A) Section 2.11(f) of the Credit Agreement that the Borrower give prior notice of a voluntary prepayment of Loans and (B) Section 2.03 of the Credit Agreement that the Borrower deliver a Borrowing Request within the time periods specified therein and (iii) compliance with Section 2.21 of the Credit Agreement with respect to the Term B Loans insofar as the aggregate principal amount of the Term B Loans is in excess of the amount permitted by clause (i) of the first proviso in the definition of “Credit Agreement Refinancing Indebtedness” in Section 1.01 of the Credit Agreement.

(g) The obligation of each Term B Lender to make Term B Loans on the First Refinancing Amendment Effective Date is subject to the satisfaction of the following conditions:

(i) Immediately before and after giving effect to the borrowing of the Term B Loans and the repayment in full of the Original Term Loans, the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the First Refinancing Amendment Effective Date, and the Term B Lenders shall have received a certificate of a Responsible Officer dated the First Refinancing Amendment Effective Date to such effect.

(ii) The Administrative Agent shall have received a favorable legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Loan Parties, covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.

(iii) The Administrative Agent shall have received (i) a certificate of good standing with respect to each of the Borrower and Holdings and (ii) a closing certificate executed by a Responsible Officer of each of the Borrower and Holdings dated the First Refinancing Amendment Effective Date, substantially in the form of the closing certificate delivered in connection with the Credit Agreement, certifying as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of each of the Borrower and Holdings and attaching (A) a true and complete copy of the certificate of incorporation of each of the Borrower and Holdings, including all amendments thereto, as in effect on the First Refinancing Amendment Effective Date, certified as of a recent date by the Secretary of State of the state of its organization, that has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, (B) a true and complete copy of the by-laws of each of the Borrower and Holdings as in effect on the First Refinancing Amendment Effective Date and at all times since the date prior to the date of the resolutions described in clause (C) below and (C) a true and complete copy of resolutions duly adopted by the Board of Directors, of each of the Borrower and Holdings authorizing the execution, delivery and performance of this Amendment and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect.

(iv) The Administrative Agent shall have received a Borrowing Request in a form reasonably acceptable to the Administrative Agent requesting that the Term B Lenders make the Term B Loans to the Borrower on the First Refinancing Amendment Effective Date.

(v) The conditions to effectiveness of this Amendment set forth in Section 1.04 hereof (other than paragraph (b) thereof) shall have been satisfied.

(vi) Each Loan Party shall have entered into a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 1.03. Amendment of Credit Agreement. Effective as of the First Refinancing Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i) The following definitions are hereby added in the appropriate alphabetical order to Section 1.01:

“Conversion” has the meaning assigned thereto in the First Refinancing Amendment.

“Co-Managers” means RBC Capital Markets and Citigroup Global Markets Inc. in their capacity as co-managers.

“Converted Term Loans” has the meaning assigned thereto in the First Refinancing Amendment.

“First Refinancing Amendment” means the First Refinancing Amendment to this Agreement dated as of February 11, 2011, among Holdings, the Borrower, the Term B Lenders party thereto and the Administrative Agent.

“First Refinancing Amendment Effective Date” has the meaning assigned thereto in the First Refinancing Amendment.

“First Refinancing Amendment Reaffirmation Agreement” means the Reaffirmation Agreement dated as of February 11, 2011 among Holdings, the subsidiaries of Holdings party thereto and the Administrative Agent.

“Joint Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC.

“Original Term Loans” has the meaning assigned thereto in the First Refinancing Amendment.

(ii) The last sentence of the definition of “Alternate Base Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing, (A) the Alternate Base Rate with respect to Term Loans will be deemed to be 2.25% per annum if the Alternate Base Rate with respect to Term Loans calculated pursuant to the foregoing provisions would otherwise be less than 2.25% and (B) the Alternate Base Rate (other than with respect to Term Loans) will be deemed to be 2.75% per annum if the Alternate Base Rate (other than with respect to Term Loans) calculated pursuant to the foregoing provisions would otherwise be less than 2.75%.”

(iii) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Applicable Rate” means, for any day,

(a) with respect to any Term Loan, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency/Base Rate Spread,” as the case may be, based upon the Total Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b):

Total Leverage Ratio:	ABR Spread	Eurocurrency/Base Rate Spread

Category 1 Greater than 5.75 to 1.00	2.50%	3.50%

Category 2 Less than or equal to 5.75 to 1.00	2.25%	3.25%

and

(b) with respect to any ABR Loan or Eurocurrency Loan (other than a Term Loan) or any Base Rate Loan, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency/Base Rate Spread,” as the case may be, based upon the Total Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that, for purposes of clause (b), until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(a) or 5.01(b) as of and for the fiscal quarter ended December 31, 2010, the Applicable Rate shall be based on the rates per annum set forth in Category 1:

Total Leverage Ratio:	ABR Spread	Eurocurrency/Base Rate Spread

Category 1 Greater than or equal to 5.00 to 1.00	4.00%	5.00%

Category 2 Less than 5.00 to 1.00	3.75%	4.75%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements and related Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate, at the option of the Administrative Agent or the Majority in Interest of the Revolving Lenders or the Term Lenders, as applicable, shall be based on the rates per annum set forth in Category 1 (i) at any time that an Event of Default under Section 7.01(a)

has occurred and is continuing and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, the Category otherwise determined in accordance with this definition shall apply) or (ii) if Holdings and the Borrower fail to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.”

(iv) The definition of “Documentation Agents” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Documentation Agents” means Barclays Bank PLC, Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners LLC in their capacity as documentation agents.”

(v) The definition of “Joint Bookrunners” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Joint Bookrunners” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Barclays Capital, the investment banking division of Barclays Bank PLC, Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners LLC.”

(vi) The last sentence of the definition of “LIBO Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing (A) the LIBO Rate with respect to any applicable Interest Period for Term Loans will be deemed to be 1.25% per annum if the LIBO Rate for such Interest Period for such Term Loan determined pursuant to this definition would otherwise be less than 1.25% and (B) the LIBO Rate with respect to any applicable Interest Period for any Loan (other than for Term Loans) will be deemed to be 1.75% per annum if the LIBO Rate for such Interest Period for such Loan (other than for Term Loans) determined pursuant to this definition would otherwise be less than 1.75%.”

(vii) The definition of “Repricing Transaction” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(viii) The definition of “Security Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the text “, the First Refinancing Amendment Reaffirmation Agreement” after the text “Mortgages” appearing in such definition.

(ix) The definition of “Term Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Commitment” means, with respect to each Term Lender, its obligation to make a Term Loan to the Company pursuant to the First Refinancing Amendment (including pursuant to a Conversion of Original Term Loans of such Term Lender) in an aggregate amount not to exceed the amount set forth on such Lender’s signature page to the First Refinancing Amendment under the caption “Term B Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. On the First Refinancing Amendment Effective Date the initial aggregate amount of the Term Commitments is $1,345,000,000.

(x) The definition of “Term Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Loan” means a Term Loan made pursuant to clause (a) of Section 2.01 and Other Term Loans (including a Term B Loan constituting Credit Agreement Refinancing Indebtedness thereof made pursuant to, and as defined in, the First Refinancing Amendment (including Converted Term Loans as defined herein)).”

(xi) The definition of “Term Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Maturity Date” means February 11, 2018 (or, with respect to any Term Lender that has extended the maturity date of its Term Loans pursuant to Section 2.21(b), the extended maturity date set forth in the Extension Notice delivered by the Borrower and such Term Lender to the Administrative Agent pursuant to Section 2.21(b).”

(xii) Clause (a) of Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on the last day of each March, June, September and December (commencing on June 30, 2011) in the principal amount of Term Loans equal to (i) the aggregate outstanding principal amount of Term Loans on the First Refinancing Amendment Effective Date (after giving effect to the First Refinancing Amendment) multiplied by (ii) 0.25%; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.”

(xiii) Clause (a)(i) of Section 2.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)(i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.”

(xiv) Paragraph (a)(ii) of Section 2.20 of the Credit Agreement is hereby amended by adding “on or prior to the second anniversary of the First Refinancing Amendment Effective Date” after the words “incurred pursuant to such Term Commitment Increase” appearing twice in the second proviso thereof.

SECTION 1.04. Amendment Effectiveness. Sections 1.02 and 1.03 of this Amendment shall become effective as of the first date (the “First Refinancing Amendment Effective Date”) on which the following conditions have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received from (i) the Borrower, (ii) Holdings, (iii) each Term B Lender and (iv) the Administrative Agent, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b) The conditions to the making of the Term B Loans set forth in Section 1.02(g) hereof (other than clause (v) thereof) shall have been satisfied.

(c) The Borrower shall have obtained Term B Commitments in an aggregate amount equal to $1,345,000,000. The Borrower shall have paid in full, or substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 1.04 shall pay in full (i) all of the Original Term Loans (giving effect to any Conversion thereof), (ii) all accrued and unpaid fees and interest with respect to the Original Term Loans (including any such Original Term Loans that will be converted to Term B Loans on the First Refinancing Amendment Effective Date) and (iii) to the extent invoiced, any amounts payable to the Persons that are Exiting Term Lenders immediately prior to the First Refinancing Amendment Effective Date pursuant to Section 2.16 of the Credit Agreement, such payments to be made with the cash proceeds of the Term B Loans to be made on the First Refinancing Amendment Effective Date and other funds available to the Borrower.

(d) The Administrative Agent shall have received, in immediately available funds, payment or reimbursement of all costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment, including, to the extent invoiced at least one Business Day prior to the First Refinancing Amendment Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(e) The Administrative Agent shall have received pursuant to Section 2.11(a)(i) of the Credit Agreement, in immediately available funds, for the ratable account of each Term Lender holding Original term Loans immediately prior to the First Refinancing Amendment Effective Date, a payment equal to 1% of the aggregate amount of the Original Term Loans outstanding immediately prior to the First Refinancing Amendment Effective Date.

The Administrative Agent shall notify the Borrower, the Term B Lenders and the other Lenders of the First Refinancing Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendment effected hereby shall not become effective and the obligations of the Term B Lenders hereunder to make Term B Loans will automatically terminate, if each of the conditions set forth or referred to in Sections 1.02(e) and 1.04 hereof has not been satisfied at or prior to 5:00 p.m., New York City time, on February 11, 2011.

ARTICLE II.

Additional Amendments

SECTION 2.01. Additional Amendments of Credit Agreement. (a) Effective as of the Additional Amendment Effective Date, the Required Lenders hereby agree that the Credit Agreement is amended as follows:

(i) The definition of “Credit Agreement Refinancing Indebtedness” in Section 1.01 of the Credit Agreement by replacing clauses (i) and (ii) in the first proviso therein with the following new clauses (i) and (ii) as follows:

“(i) such extending, renewing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount not greater than the sum of (A) the aggregate principal amount of such Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments or Other Revolving Commitments, the amount thereof) and (B) an amount equal to the unpaid accrued interest, fees and premiums on such Refinanced Debt plus a reasonable estimate of the fees and expenses payable in connection the extension, renewal or refinancing thereof, (ii) such Indebtedness has the same or a later maturity and, except in the case of Other Revolving Commitments, a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt”

(ii) Section 1.08 is hereby added to the Credit Agreement as follows:

“Section 1.08. Certain Pro Forma Calculations. For purposes of this Agreement, whenever (i) a financial ratio or test is to be calculated on a Pro Forma Basis or (ii) a calculation of Consolidated EBITDA is required to be made for purposes of calculating the “Non-Loan Party Investment Amount” or under the amount of any “basket” under Section 6.01(a)(v), Section 6.02(xx) or Section 6.04(m), the reference to the “Test Period” in such definition or Section shall be deemed to be a reference, and shall be based on, to the “most recently ended Test Period for the period of four fiscal consecutive fiscal quarters of the Borrower then last ended for which financial statement have been or were required to be delivered pursuant to Section 5.01(a) or 5.01(b).” For the avoidance of doubt, the provisions of the foregoing sentence shall not apply for any other purpose, including, without limitation, calculations of the “Applicable Rate” and Sections 6.12 and 6.13.”

(iii) Section 2.20(a)(i)(B), Section 2.20(a)(ii)(B), Section 6.08(a)(viii)(z), Section 6.08(b)(iv)(z) and Section 6.08(b)(iv)(z) of the Credit Agreement are each hereby amended by replacing the words “fiscal quarter” appearing in such Section with the words “Test Period”.

SECTION 2.02. Additional Amendment Effectiveness. Section 2.01 of this Amendment shall become effective as of the first date (the “Additional Amendment Effective Date”) on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Borrower and the Required Lenders.

ARTICLE III.

Miscellaneous

SECTION 3.01. Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, including the Term B Lenders, and the Administrative Agent that, as of the Additional Amendment Effective Date and the First Refinancing Amendment Effective Date and after giving effect to the transactions and amendments to occur on the Additional Amendment Effective Date and the First Refinancing Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes, and the Credit Agreement, as amended hereby on the Additional Amendment Effective Date and the First Refinancing Amendment Effective Date, will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on such date, true and correct in all material respects on and as of the First Refinancing Amendment Effective Date and the Additional Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) After giving effect to this Amendment and the transactions contemplated hereby on the relevant date, no Default or Event of Default has occurred and is continuing on the Additional Amendment Effective Date and the First Refinancing Amendment Effective Date.

(d) Immediately after the consummation of the transactions contemplated under this Amendment to occur on the Additional Amendment Effective Date and the First Refinancing Amendment Effective Date, after taking into account all applicable rights of indemnity and contribution, (a) the fair value of the assets of Holdings the Borrower and its Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of Holdings and the Borrower and its Restricted Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Additional Amendment Effective Date and the First Refinancing Amendment Effective Date. For purposes of this Section 2.01(d), the amount of any contingent liability at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability.

SECTION 3.02. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agent Parties under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b) On and after the First Refinancing Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute a Refinancing Amendment entered into pursuant to Section 2.21 of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 3.03. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 3.04. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent and the Joint Bookrunners and Co-Managers.

SECTION 3.05. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 3.06. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

IGLOO INTERMEDIATE CORPORATION

BY	/s/ Vincent A. Chippari

	NAME:	Vincent A. Chippari
	TITLE:	Treasurer

INTERACTIVE DATA CORPORATION

BY	/s/ Vincent A. Chippari

	NAME:	Vincent A. Chippari
	TITLE:	Senior Vice President, Treasurer and Chief Financial Officer

BANK OF AMERICA, N.A., individually and as Administrative Agent, Issuing Bank and Swingline Lender,

BY	/s/ David H. Strickert

	Name:	David H. Strickert
	Title:	Managing Director